Schedule A

FEDERAL HOME LOAN BANK OF CINCINNATI

							Rate Type/	Next
		Settlement	Maturity	Next Pay	Call	Call	Rate Sub-	Call/Amort	Coupon	FHLBank
Trade Date	CUSIP	Date	Date	Date	Type (1)	Style (2)	Type (3)(4)	Date	Percent	Par ($)
7/16/2008	3133XRUE8	7/28/2008	7/28/2011	1/28/2009	Optional	Bermudan	Fixed Constant	1/28/2009	4.16	$50,000,000
					Principal
					Redemption

7/16/2008	3133XRUM0	8/13/2008	8/13/2013	2/13/2009	Optional	American	Fixed Constant	2/13/2009	4.95	$25,000,000
					Principal
					Redemption

7/16/2008	3133XRUN8	8/13/2008	8/13/2018	2/13/2009	Optional	American	Fixed Constant	2/13/2009	5.75	$25,000,000
					Principal
					Redemption

7/17/2008	3133XRUE8	7/28/2008	7/28/2011	1/28/2009	Optional	Bermudan	Fixed Constant	1/28/2009	4.16	$25,000,000
					Principal
					Redemption

7/17/2008	3133XRV23	7/30/2008	7/30/2013	1/30/2009	Optional	Bermudan	Fixed Constant	1/30/2009	5	$90,000,000
					Principal
					Redemption

7/17/2008	3133XRV31	8/13/2008	8/13/2018	2/13/2009	Optional	American	Fixed Constant	2/13/2009	5.8	$50,000,000
					Principal
					Redemption

7/17/2008	3133XKHJ7	7/18/2008	5/4/2017	11/4/2008	Optional	American	Fixed Constant	5/4/2009	5.75	$40,000,000
					Principal
					Redemption

7/17/2008	3133XKY74	7/18/2008	6/15/2017	12/15/2008	Optional	American	Fixed Constant	6/15/2009	5.75	$20,000,000
					Principal
					Redemption

7/17/2008	3133XLWM1	7/18/2008	9/12/2014	9/12/2008	Non-Callable		Fixed Constant		5.25	$15,000,000

7/17/2008	31339X2M5	7/18/2008	6/14/2013	12/14/2008	Non-Callable		Fixed Constant		3.875	$25,000,000

7/18/2008	3133XRV23	7/30/2008	7/30/2013	1/30/2009	Optional	Bermudan	Fixed Constant	1/30/2009	5	$50,000,000
					Principal
					Redemption

7/18/2008	3133XRVC1	7/29/2008	7/29/2011	1/29/2009	Optional	Bermudan	Fixed Constant	1/29/2009	4.3	$50,000,000
					Principal
					Redemption

7/18/2008	3133XRVD9	7/28/2008	7/28/2010	1/28/2009	Optional	Bermudan	Fixed Constant	1/28/2009	3.75	$35,000,000
					Principal
					Redemption

7/18/2008	3133XRVE7	7/28/2008	7/27/2018	1/28/2009	Optional	Bermudan	Fixed Constant	1/28/2009	5.75	$50,000,000
					Principal
					Redemption

(1) Call/Amortization Type Description:

Optional Principal Redemption Bonds (Callable Bonds) may be redeemed by the FHLBank in whole or in part at its discretion on predetermined call dates, according to the terms of the Bond.

Indexed Amortizing Notes (Indexed Principal Redemption Bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the Bond.

Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the Bond.

(2) Call Style Description:

Indicates whether the Bond is redeemable at the option of the FHLBank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:

American Bonds are redeemable continuously on and after the first redemption date until maturity.

Bermudan Bonds are redeemable on specified recurring dates on and after the first redemption date, until maturity.

European Bonds are redeemable on a particular date only.

(3) Rate Type Description:

Fixed Bonds generally pay interest at constant fixed rates over the life of the Bond, according to the terms of the Bond.

Variable Bonds may pay interest at different rates over the life of the Bond, according to the terms of the Bond.

(4) Rate Sub-Type Description:

Constant Bonds generally pay interest at fixed rates over the life of the Bond, according to the terms of the Bond.

Single Index Floater Bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the Bond.